                                                                   EXHIBIT 99.1


[NORTHERN BORDER                                News       13710 FNB Parkway
PARTNERS, L.P. LOGO]                            Release    Omaha, NE 68154-5200

                                                For Further Information
                                                Contact:

                                                Media Contact:
                                                Beth Jensen
                                                (402) 492-3400

                                                Investor Contact:
NORTHERN BORDER PARTNERS, L.P.                  Ellen Konsdorf
REPORTS SECOND QUARTER RESULTS                  (877) 208-7318
AND INCREASES 2005 GUIDANCE

FOR IMMEDIATE RELEASE:  Wednesday, August 3, 2005

         OMAHA - Northern Border Partners, L.P. (NYSE: NBP) today reported second quarter 2005 net income of $28.1 million or $0.55 per unit compared with net income of $33.3 million or $0.66 per unit in the second quarter 2004. Year-to-date 2005, Northern Border Partners reported net income of $62.8 million, or $1.24 per unit, as compared with $69.9 million, or $1.39 per unit for the same period in 2004. Cash flows as measured by earnings before interest, taxes, depreciation and amortization (EBITDA) were $80.5 million in the second quarter 2005 down from $87.1 million in the second quarter of 2004. Year-to-date 2005 EBITDA was $171.2 million compared with $178.4 million for the same period one year ago.

       "Although our second quarter 2005 results were lower than the comparable quarter last year, they were stronger than we anticipated, driven primarily by strong performance in the gathering and processing business segment, both in terms of volumes and margins. For our interstate pipelines, demand for Northern Border Pipeline's capacity increased throughout the second quarter as anticipated. In the third quarter all available capacity has been contracted. We also anticipate Northern Border Pipeline will be fully contracted at or near maximum rates for the upcoming winter season," said Bill Cordes, chief executive officer of Northern Border Partners.

       "Looking at the total year 2005, we are increasing our earnings guidance. Net income is expected to be in the range of $2.62 per unit to $2.69 per unit. Distributable cash flows (DCF) are expected to be $3.52 to $3.59 per unit. These increases stem primarily from the sale of capacity on Northern Border Pipeline and recognition of an additional $6.6 million gain from the sale of our Enron bankruptcy claims," Cordes said.

SECOND QUARTER 2005 HIGHLIGHTS

     Second quarter results included:

     o Lower operating revenue from Northern Border Pipeline of approximately $11.7 million in second quarter 2005 ($8.2 million net to the Partnership) resulting from uncontracted and discounted capacity.

     o Increased operating income of approximately $7.4 million from the Partnership's Williston Basin gathering and processing operations as a result of a 13 percent increase in volumes gathered and processed as well as higher commodity prices realized.

     o Consolidated interest expense of approximately $21.4 million in second quarter 2005 compared with $18.5 million in the second quarter 2004 due to higher average interest rates partially offset by lower average debt outstanding.

     o A $1.6 million (net to the Partnership) favorable adjustment to our allowance for doubtful accounts related to the Enron bankruptcy claims.

     o Equity earnings from our joint venture investments of $0.8 million greater in second quarter 2005 than second quarter 2004 due to higher volumes at Lost Creek in the Wind River Basin and Fort Union in the Powder River Basin.

INTERSTATE NATURAL GAS PIPELINE SEGMENT

          The interstate natural gas pipeline segment contributed net income of $24.0 million in second quarter 2005, compared with $33.2 million in second quarter 2004.

          Operating revenue for Northern Border Pipeline was down 14 percent or $11.7 million for the 2005 quarter ($8.2 million net to the Partnership), which includes:

               - a decrease of $13.0 million related to uncontracted capacity and capacity sold at discounted rates;

               - an increase in short-term and other transportation service revenue of $1.3 million.

          Average daily throughput for the interstate natural gas pipeline segment decreased 5.7 percent in the quarter totaling 2,889 million cubic feet per day (mmcfd) compared with 3,065 mmcfd in second quarter 2004.

NATURAL GAS GATHERING AND PROCESSING SEGMENT

          Net income from the natural gas gathering and processing segment during second quarter 2005 was $15.1 million, an increase of 94 percent or $7.3 million over the second quarter 2004. The primary differences between the periods were:

          o Gathering and processing volumes in the Williston Basin were 63 mmcfd compared with 56 mmcfd in second quarter 2004, a 13 percent increase, primarily due to customers' increased production in the Bakken Play.

          o Increased prices realized for natural gas and natural gas liquids. Average prices realized, net of hedging, during the second quarter were $0.87 per gallon for natural gas liquids and $6.15 per million British thermal units (mmBtu). The combined impact of increased inlet volumes and prices realized was an increase in gross margins for Williston Basin of $7.0 million compared with the second quarter of 2004.

          o Volumes on the Partnership's wholly-owned gathering systems in the Powder River Basin of 183 mmcfd versus 204 mmcfd in second quarter 2004. This decrease is due to the loss of high-pressure gathered volumes associated with a customer that moved its volumes to its own newly constructed system.

          o Lower operations and maintenance expense due to a $1.2 million favorable adjustment to our allowance for doubtful accounts related to Enron bankruptcy claims.

          o Increased equity earnings of $0.8 million due to overall growth in the Powder and Wind River Basins that resulted in higher volumes at Fort Union and Lost Creek.

WHOLLY-OWNED POWDER RIVER BASIN GATHERING

REVENUE AND VOLUME SUMMARY
----------------------------------------------------------------------------------------------------------------

                                        SECOND QUARTER 2005                         FIRST QUARTER 2005
                                ----------------------------------         -------------------------------------
LEVELS OF SERVICE               % OF VOLUME           % OF REVENUE           % OF VOLUME            % OF REVENUE
----------------------------------------------------------------------------------------------------------------
LOW PRESSURE                         78.2%                 89.6%                 71.2%                   89.3%

HIGH PRESSURE                        21.8                  10.4                  28.8                    10.7
----------------------------------------------------------------------------------------------------------------
TOTAL                               100.0%                100.0%                100.0%                  100.0%
================================================================================================================

Note: Levels of service are separated into low pressure and high pressure gathering because of the significant difference in volumes and fees related to the categories of service. Low pressure gathering, which is a higher margin service, involves providing service from a low pressure delivery point, compressing the gas and delivering to the downstream pipeline. High pressure gathering is providing service after the gas has been aggregated and compressed by producers. This service requires less capital and expense and, as a result, is a lower margin service.

COAL SLURRY PIPELINE SEGMENT

         Net income for the coal slurry pipeline segment was $1.1 million for second quarter 2005, up from $0.9 million for the second quarter 2004.

         Upon expiration of our transportation contract at the end of this year, the Partnership expects Black Mesa Pipeline to be temporarily shut down. Interested parties are working to resolve water supply, coal supply and transportation contracting issues in order for operations to resume. In addition, a final environmental impact statement for the project must be issued which is anticipated late in 2006. We believe that successful resolution of these issues should result in the modification and reconstruction of our coal slurry pipeline in late 2008 and 2009.

BUSINESS OUTLOOK

         Net income for 2005 is now expected to range from $132 million to $135 million ($2.62 per unit to $2.69 per unit). EBITDA is expected to be in the range of $352 million to $362 million. Distributable cash flow is expected to be $174 million to $178 million or $3.52 per unit to $3.59 per unit.

NORTHERN BORDER PARTNERS


RECONCILIATION OF EBITDA TO NET INCOME - PROJECTED 2005
--------------------------------------------------------------------------------------------------------------------

                                                      INTERSTATE NATURAL      GAS GATHERING &
                                  CONSOLIDATED           GAS PIPELINES           PROCESSING            COAL SLURRY
--------------------------------------------------------------------------------------------------------------------
                                 LOW        HIGH        LOW        HIGH        LOW        HIGH        LOW       HIGH
--------------------------------------------------------------------------------------------------------------------
EBITDA                           $352       $362       $276        $283        $74         $79         $7        $8
MINORITY INTEREST                 (45)       (47)       (45)        (47)         -           -          -         -
INTEREST EXPENSE, NET             (86)       (88)       (44)        (45)         -           -          -         -
DEPRECIATION & AMORTIZATION
EXPENSE                           (87)       (89)       (66)        (67)       (16)        (17)        (4)       (5)
INCOME TAXES                       (2)        (4)        (2)         (3)         -           -          0        (1)
--------------------------------------------------------------------------------------------------------------------
NET INCOME                       $132       $135       $118        $122        $58         $61         $3        $3
====================================================================================================================

Note: The reconciliation of EBITDA and Net Income does not total due to use of ranges for the various components of the reconciliation and unallocated Partnership expenses.

INTERSTATE NATURAL GAS PIPELINE SEGMENT

         The Partnership believes that shifting fundamentals may cause the Alberta, Canada to the Midwest U.S. basis to narrow annually in the spring and fall months. Increased withdrawals from storage in Western Canada combined with winter demand in the Midwest U.S. may, conversely, cause the winter basis to widen. Summer demand should remain strong due to electric generation loads. As a result, the Partnership believes revenue on Northern Border Pipeline may be more seasonal in the future and some discounting may be required at times to maximize revenue.

         The Partnership previously disclosed that Northern Border Pipeline had contracts for firm transportation capacity, primarily on the Port of Morgan, Montana to Ventura, Iowa segment of the pipeline, expiring during 2005. As a result, during second quarter 2005, there was firm transportation capacity on Northern Border Pipeline that was available for contracting and was not sold and some capacity was sold at discounted rates.

         The following summarizes the contracting status of this segment of the pipeline:

NORTHERN BORDER PIPELINE COMPANY
CAPACITY STATUS AS OF JULY 31, 2005 (MILLION CUBIC FEET PER DAY)
PORT OF MORGAN, MONTANA TO VENTURA, IOWA
------------------------------------------------------------------------------------------------------------
                                                                                                        NOV-
                                         APRIL    MAY     JUNE      JULY     AUG      SEP      OCT      DEC
------------------------------------------------------------------------------------------------------------
MAXIMUM-RATE FIRM CONTRACTS              1,922   1,730    1,685    1,686    1,913    2,058    1,959    1,565

DISCOUNTED-RATE FIRM CONTRACTS(1)           15     352      505      688      461      316      315      108

AVAILABLE CAPACITY(2)                      437     292      184       --       --       --      100      701
------------------------------------------------------------------------------------------------------------

TOTAL DESIGN CAPACITY(3)                 2,374   2,374    2,374    2,374    2,374    2,374    2,374    2,374
=============================================================================================================
AVERAGE PERCENTAGE OF MAXIMUM
RATE FOR DISCOUNTED CONTRACTS              N/A      81%      79%      87%      88%      87%      87%      96%
=============================================================================================================

(1)  Includes maximum-rate contracts shorter than one month.

(2)  Unsold capacity based on summer design.

(3) Refers to a summer design pipeline, capable of transporting, at a minimum, the stated capacity at all times of the year

         The Partnership believes the greatest impact of unsold and discounted capacity occurred during the second quarter due to relatively high levels of Canadian natural gas storage injections and additional supply from other sources. Northern Border Pipeline capacity for July through September has been sold out at more favorable rates. The Partnership expects that throughout the duration of the 2005/2006 heating season, Northern Border Pipeline will be fully contracted at or near maximum rates. Consequently, the Partnership now expects revenues on Northern Border Pipeline for 2005 to be $15 million to $18 million ($11 million to $13 million net to the Partnership) lower than 2004, due to discounted and uncontracted capacity.

         Recently, the Partnership sold its claims in the Enron bankruptcy proceeding to an unrelated third party for $14.6 million. As a result, we anticipate recognizing an additional $9.4 million gain ($6.6 million net to the Partnership) later in 2005. This transaction will add to revenues in 2005, offsetting some of the decline from the Northern Border Pipeline discounted and uncontracted capacity.

NATURAL GAS GATHERING AND PROCESSING SEGMENT

         The Partnership anticipates that favorable natural gas and natural gas liquids volumes and prices will continue to generate strong results for our natural gas gathering and processing segment in line with previous expectations. For the remainder of 2005, approximately 67 percent of anticipated natural gas and natural gas liquids volumes are hedged. For 2006, approximately 23 percent of our anticipated volumes are hedged.

         The Partnership recently completed an agreement to purchase an additional 3.7 percent interest in Fort Union Gas Gathering for approximately $5.3 million, subject to normal closing adjustments, which will bring the Partnership's total ownership position to 37.0 percent.

         During third quarter 2005, we anticipate recognizing $5.4 million from a settlement related to a special income allocation from Bighorn Gas Gathering. The settlement with our partner in Bighorn eliminates provisions of the joint venture agreement that provided for cash flow incentives based on well connections. Therefore, in the future, the Partnership will receive its distributions and earnings based solely on its 49 percent ownership interest in Bighorn Gas Gathering.

DISTRIBUTION DECLARATION

         On July 19, 2005, the Partnership Policy Committee declared the Partnership's quarterly cash distribution of $0.80 per unit for the second quarter of 2005. The indicated annual rate is $3.20. The distribution is payable August 12, 2005 to unitholders of record on July 29, 2005.

CONFERENCE CALL

         Northern Border Partners will host a conference call on Thursday, August 4, 2005 at 10:00 a.m. Eastern Time to review second quarter 2005 results and discuss 2005 guidance. This call may be accessed via the Partnership's website at http://www.northernborderpartners.com. An audio replay of the call will be available through August 11, 2005 by dialing, toll free in the United States and Canada, 800-405-2236 and entering passcode 11035132.

NON-GAAP FINANCIAL MEASURES

         The Partnership has disclosed in this press release EBITDA and DCF amounts that are non-GAAP financial measures. Management believes EBITDA and DCF provide useful information to investors as a measure of comparability to peer companies. However, these calculations may vary from company to company, so the Partnership's computations may not be comparable to those of other companies'. Management further uses EBITDA to compare the financial performance of its segments and to internally manage those business segments. The three and six months ended 2005 and 2004 reconciliations of EBITDA to net income and EBITDA to cash flow from operating activities, and computations of DCF are included in the financial information with this release. On a consolidated basis, EBITDA is reconciled to cash flow from operating activities determined under GAAP. For segment information of this press release, EBITDA is reconciled to net income rather than to cash flow from operating activities, since the Partnership does not determine segment cash flow from operating activities due to its intercompany cash management activity. Reconciliations of 2005 projected EBITDA to projected net income and computations of projected DCF are also included with this release.

         Northern Border Partners, L.P. is a publicly traded partnership formed to own, operate and acquire a diversified portfolio of energy assets. The Partnership owns and manages natural gas pipelines and is engaged in the gathering and processing of natural gas. More information can be found at http://www.northernborderpartners.com.

FORWARD-LOOKING STATEMENT

This press release includes forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although Northern Border Partners believes that its expectations regarding future events are based on reasonable assumptions, it can give no assurance that its goals will be achieved. Important factors that could cause actual results to differ materially from those in the forward-looking statements herein include:

INTERSTATE NATURAL GAS PIPELINE SEGMENT:

o the impact of unsold capacity on Northern Border Pipeline being greater than expected;

o the ability to market pipeline capacity on favorable terms, which is affected by:

     o    future demand for and prices of natural gas;

     o competitive conditions in the overall natural gas and electricity markets;

     o    availability of supplies of Canadian natural gas;

     o    availability of additional storage capacity; weather conditions; and

     o competitive developments by Canadian and U.S. natural gas transmission peers;

o    performance of contractual obligations by the shippers;

o political and regulatory developments that impact Federal Energy Regulatory Commission, or FERC, proceedings involving interstate pipelines and the interstate pipelines' success in sustaining their positions in such proceedings;

o    the ability to recover costs in our rates;

NATURAL GAS GATHERING AND PROCESSING SEGMENT:

o the rate of development, gas quality, and competitive conditions in gas fields near our natural gas gathering systems in the Powder River and Williston Basins and our investments in the Powder River and Wind River Basins;

o    prices of natural gas and natural gas liquids;

o the composition and quality of the natural gas we gather and process in our plants;

o the efficiency of our processing plants in extracting natural gas and natural gas liquids.

COAL SLURRY PIPELINE SEGMENT:

o renewal of the coal slurry pipeline transportation contract under favorable terms;

GENERAL:

o developments in the December 2, 2001, filing by Enron of a voluntary petition for bankruptcy protection under Chapter 11 of the United States Bankruptcy Code affecting our settled claims;

o    regulatory actions and receipt of expected regulatory clearances;

o    actions by rating agencies;

o    the ability to control operating costs;

o conditions in the capital markets and the ability to access the capital markets; and

o acts of nature, sabotage, terrorism or other similar acts causing damage to our facilities.

                         NORTHERN BORDER PARTNERS, L.P.

                              FINANCIAL HIGHLIGHTS
                (Unaudited: In Millions Except Per Unit Amounts)

                                                   SECOND QUARTER            YEAR TO DATE
                                                  2005        2004        2005        2004
                                               -------     -------     -------     --------
Operating Revenue                              $ 149.4     $ 142.5     $ 309.8     $ 286.2
Income From Continuing Operations              $  27.7     $  32.9     $  62.1     $  68.7
Net Income                                     $  28.1     $  33.3     $  62.8     $  69.9
Per Unit Income From Continuing Operations     $  0.54     $  0.65     $  1.22     $  1.37
Per Unit Net Income                            $  0.55     $  0.66     $  1.24     $  1.39
Cash Flows From Operating Activities           $  44.2     $  56.5     $ 111.3     $ 129.8
EBITDA (1)                                     $  80.5     $  87.1     $ 171.2     $ 178.4
Distributable Cash Flow                        $  36.5     $  44.2     $  83.9     $ 101.1
Distributable Cash Flow Per Unit               $  0.73     $  0.89     $  1.69     $  2.06

                        CONSOLIDATED STATEMENT OF INCOME
                (Unaudited: In Millions Except Per Unit Amounts)

                                                            SECOND QUARTER               YEAR TO DATE
                                                             2005         2004         2005         2004
                                                          -------      -------      -------      -------
Operating Revenue                                         $ 149.4      $ 142.5      $ 309.8      $ 286.2
                                                          -------      -------      -------      -------
Operating Expenses
         Product Purchases                                   35.5         23.5         68.0         44.9
         Operations and Maintenance                          30.0         29.0         63.2         58.4
         Depreciation and Amortization                       21.5         21.3         42.8         42.8
         Taxes Other Than Income                              8.9          8.1         18.8         17.8
                                                          -------      -------      -------      -------
         Total Operating Expenses                            95.9         81.9        192.8        163.9
                                                          -------      -------      -------      -------
Operating Income                                             53.5         60.6        117.0        122.3

Interest Expense, Net                                       (21.4)       (18.5)       (42.5)       (37.1)
Other Income, Net                                             0.8          0.9          1.4          1.2
Equity Earnings from Investments                              4.4          3.6          8.9         10.0
Minority Interest                                            (8.6)       (12.4)       (20.8)       (24.9)
                                                          -------      -------      -------      -------
Income From Continuing Operations Before Income Taxes        28.7         34.2         64.0         71.5
Income Taxes                                                  1.0          1.3          1.9          2.8
                                                          -------      -------      -------      -------
Income From Continuing Operations                            27.7         32.9         62.1         68.7
Discontinued Operations, net of tax                           0.4          0.4          0.7          1.2
                                                          -------      -------      -------      -------
Net Income                                                $  28.1      $  33.3      $  62.8      $  69.9
                                                          =======      =======      =======      =======
Per Unit Income From Continuing Operations                $  0.54      $  0.65      $  1.22      $  1.37
                                                          =======      =======      =======      =======
Per Unit Net Income                                       $  0.55      $  0.66      $  1.24      $  1.39
                                                          =======      =======      =======      =======
Average Units Outstanding                                    46.4         46.4         46.4         46.4
                                                          =======      =======      =======      =======

                         NORTHERN BORDER PARTNERS, L.P.

                  RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
                (Unaudited: In Millions Except Per Unit Amounts)

RECONCILIATION OF EBITDA TO NET INCOME                                        SECOND QUARTER          YEAR TO DATE
                                                                             2005        2004        2005         2004
                                                                         --------     -------     -------      -------
EBITDA (1)                                                               $  80.5     $  87.1     $ 171.2      $ 178.4
         Minority Interest                                                  (8.6)      (12.4)      (20.8)       (24.9)
         Interest Expense, Net                                             (21.4)      (18.5)      (42.5)       (37.1)
         Depreciation and Amortization (including amounts in Other
             Income, Net and Discontinued Operations)                      (21.5)      (21.5)      (43.0)       (43.2)
         Income taxes (including amounts in Discontinued Operations)        (1.0)       (1.4)       (2.2)        (3.3)
         Equity AFUDC (included in Other Income, Net)                        0.1         0.0         0.1          0.0
                                                                         --------     -------     -------      -------
Net Income                                                               $  28.1     $  33.3     $  62.8      $  69.9
                                                                         ========     =======     =======     ========

RECONCILIATION OF EBITDA TO CASH FLOWS FROM OPERATING ACTIVITIES

EBITDA (1)                                                               $  80.5     $  87.1     $ 171.2      $ 178.4
         Interest Expense, Net                                             (21.4)      (18.5)      (42.5)       (37.1)
         Changes in Current Assets and Liabilities                          (9.6)       (7.0)       (5.9)        (0.6)
         Equity Earnings from Investments                                   (4.4)       (3.6)       (8.9)       (10.0)
         Distributions Received from Equity Investments                      1.5         3.2         2.7          7.5
         Changes in Reserves and Deferred Credits                           (0.5)       (0.7)       (0.9)        (3.1)
         Other                                                              (1.9)       (4.0)       (4.4)        (5.3)
                                                                         --------     -------     -------      -------
Cash Flows From Operating Activities                                     $  44.2     $  56.5     $ 111.3      $ 129.8
                                                                         ========     =======     =======     ========
RECONCILIATION OF EBITDA TO DISTRIBUTABLE CASH FLOW

EBITDA (1)                                                               $  80.5     $  87.1     $ 171.2      $ 178.4
         Interest Expense, Net                                             (21.4)      (18.5)      (42.5)       (37.1)
         Maintenance Capital                                                (7.0)       (7.2)      (13.0)        (7.8)
         Distributions to Minority Interest                                (15.7)      (16.9)      (32.0)       (31.3)
         Other                                                               0.1        (0.3)        0.2         (1.1)
                                                                         --------     -------     -------      -------
Distributable Cash Flow                                                  $  36.5     $  44.2     $  83.9      $ 101.1
                                                                         ========     =======     =======     ========
Distributable Cash Flow Per Unit                                         $  0.73     $  0.89     $  1.69      $  2.06
                                                                         ========     =======     =======     ========

                         NORTHERN BORDER PARTNERS, L.P.

                           OTHER FINANCIAL INFORMATION
                            (Unaudited: In Millions)

                                                                               JUNE 30,       DECEMBER 31,
                                                                                 2005             2004
                                                                             ------------     ------------
SUMMARY BALANCE SHEET DATA
Total assets by segment:
         Interstate Natural Gas Pipeline                                     $    1,852.7     $    1,900.6
         Natural Gas Gathering and Processing                                       576.2            570.1
         Coal Slurry Pipeline                                                        15.8             18.3
         Other (assets not allocated to segments)                                    21.1             21.6
                                                                             ------------     ------------
              Total consolidated assets                                      $    2,465.8     $    2,510.6
                                                                             ============     ============
Consolidated capitalization:
         Long-term debt, including current maturities                        $    1,332.2     $    1,330.4
         Partners' capital                                                          763.1            780.2
         Minority interests in partners' equity                                     278.8            290.1
         Accumulated other comprehensive income                                       3.5              9.2
                                                                             ------------     ------------
             Total capitalization                                                 2,377.6          2,409.9

Consolidated other current liabilities and reserves and deferred credits             88.2            100.7
                                                                             ------------     ------------
             Total liabilities and capitalization                            $    2,465.8     $    2,510.6
                                                                             ============     ============


                                                                   SECOND QUARTER                      YEAR TO DATE
                                                                  2005             2004              2005             2004
                                                          ------------     ------------      ------------     ------------
CAPITAL EXPENDITURES AND EQUITY INVESTMENTS (2)
         Maintenance -
             Interstate Natural Gas Pipeline              $        4.4     $        5.3      $        8.9     $        5.5
             Natural Gas Gathering and Processing                  1.2              0.5               2.2              0.8
             Coal Slurry Pipeline                                  0.0              1.4               0.0              1.5
             Other                                                 1.4              0.0               1.9              0.0
                                                          ------------     ------------      ------------     ------------
                                                                   7.0              7.2              13.0              7.8
                                                          ------------     ------------      ------------     ------------
         Growth -
             Interstate Natural Gas Pipeline                       3.3             (0.1)              4.1              0.1
             Natural Gas Gathering and Processing                  3.0              0.4               7.4              1.6
             Coal Slurry Pipeline                                  0.0              0.0               0.0              0.0
                                                          ------------     ------------      ------------     ------------
                                                                   6.3              0.3              11.5              1.7
                                                          ------------     ------------      ------------     ------------
         Total                                            $       13.3     $        7.5      $       24.5     $        9.5
                                                          ============     ============      ============     ============

(1) EBITDA is computed from (a) net income plus (b) minority interest; (c) interest expense, net,(d) income taxes; and (e) depreciation and amortization less (f) equity AFUDC.

(2) Management classifies expenditures that are expected to generate additional revenues or significant operating efficiency as growth capital expenditures and equity investments. Any remaining capital expenditures are classified as maintenance.

(3) Volume information presented in operating results includes 100% of the volumes for joint ventures and equity investments as well as for wholly-owned subsidiaries.

                         NORTHERN BORDER PARTNERS, L.P.

                           SUMMARY SEGMENT INFORMATION
                                   (Unaudited)

                                                                      SECOND QUARTER                    YEAR TO DATE
                                                                     2005            2004            2005            2004
                                                               ----------      ----------      ----------      ----------
INTERSTATE NATURAL GAS PIPELINE SEGMENT

Operating Results (3):
         Gas Delivered (mmcf)                                     257,171         272,763         563,864         575,578
         Average Throughput (mmcfd)                                 2,889           3,065           3,193           3,237

Financial Results (In Millions):
Operating Revenue                                              $     82.6      $     94.5      $    179.2      $    192.1
                                                               ----------      ----------      ----------      ----------
Operating Expenses
         Operations and Maintenance                                  14.1            13.9            29.8            27.5
         Depreciation and Amortization                               16.5            16.7            33.0            33.3
         Taxes Other Than Income                                      8.0             7.2            16.9            16.1
                                                               ----------      ----------      ----------      ----------
         Total Operating Expenses                                    38.6            37.8            79.7            76.9
                                                               ----------      ----------      ----------      ----------
Operating Income                                                     44.0            56.7            99.5           115.2

Interest Expense, Net                                               (11.3)          (10.6)          (22.4)          (21.4)
Other Income, Net                                                     0.6             0.4             0.9             0.6
Equity Earnings from Investments                                      0.2             0.2             0.6             0.6
                                                               ----------      ----------      ----------      ----------
Income Before Income Taxes                                           33.5            46.7            78.6            95.0
Income Taxes                                                          0.9             1.1             1.6             2.6
                                                               ----------      ----------      ----------      ----------
Net Income                                                           32.6            45.6            77.0            92.4
Net income to Minority Interest                                      (8.6)          (12.4)          (20.8)          (24.9)
                                                               ----------      ----------      ----------      ----------
Net Income to Northern Border Partners                         $     24.0      $     33.2      $     56.2      $     67.5
                                                               ==========      ==========      ==========      ==========
EBITDA (1)                                                     $     61.2      $     74.0      $    134.1      $    149.9
                                                               ==========      ==========      ==========      ==========
Distributions from Northern Border Pipeline:
   Paid to Northern Border Partners                            $     36.7      $     39.3      $     74.5      $     73.1
   Paid to Minority Interest                                   $     15.7      $     16.9      $     32.0      $     31.3
                                                               ----------      ----------      ----------      ----------
         Total Distributions                                   $     52.4      $     56.2      $    106.5      $    104.4
                                                               ==========      ==========      ==========      ==========

RECONCILIATION OF EBITDA TO NET INCOME

EBITDA (1)                                                     $     61.2      $     74.0      $    134.1      $    149.9
         Minority Interest                                           (8.6)          (12.4)          (20.8)          (24.9)
         Interest Expense, Net                                      (11.3)          (10.6)          (22.4)          (21.4)
         Depreciation and Amortization                              (16.5)          (16.7)          (33.2)          (33.5)
         Income taxes                                                (0.9)           (1.1)           (1.6)           (2.6)
         Equity AFUDC (included in Other Income (Expense))            0.1             0.0             0.1             0.0
                                                               ----------      ----------      ----------      ----------
Net Income                                                     $     24.0      $     33.2      $     56.2      $     67.5
                                                               ==========      ==========      ==========      ==========

                         NORTHERN BORDER PARTNERS, L.P.

                           SUMMARY SEGMENT INFORMATION
                                   (Unaudited)

                                                           SECOND QUARTER              YEAR TO DATE
                                                         2005          2004          2005          2004
                                                   ----------    ----------    ----------    ----------
NATURAL GAS GATHERING AND PROCESSING SEGMENT

Operating Results (3):
         Volumes (mmcfd):
              Gathering                                 1,005         1,020         1,029           998
              Processing                                   63            56            62            53

Financial Results (In Millions):
Operating Revenue                                  $     61.0    $     42.6    $    118.6    $     83.3
                                                   ----------    ----------    ----------    ----------
Operating Expenses
         Product Purchases                               35.5          23.5          68.0          44.9
         Operations and Maintenance                      10.0          10.4          21.0          20.7
         Depreciation and Amortization                    4.0           3.8           7.9           7.4
         Taxes Other Than Income                          0.7           0.6           1.4           1.2
                                                   ----------    ----------    ----------    ----------
         Total Operating Expenses                        50.2          38.3          98.3          74.2
                                                   ----------    ----------    ----------    ----------
Operating Income                                         10.8           4.3          20.3           9.1

Interest Expense, Net                                     0.0          (0.1)         (0.1)         (0.2)
Other Income (Expense)                                    0.1           0.2           0.3           0.2
Equity Earnings from Investments                          4.2           3.4           8.3           9.4
                                                   ----------    ----------    ----------    ----------
Income Before Income Taxes                               15.1           7.8          28.8          18.5
Income Taxes                                              0.0           0.0           0.0           0.0
                                                   ----------    ----------    ----------    ----------
Net Income                                               15.1           7.8          28.8          18.5
                                                   ==========    ==========    ==========    ==========
EBITDA (1)                                         $     19.1    $     11.7    $     36.8    $     26.1
                                                   ==========    ==========    ==========    ==========
Distributions Received from Equity Investments     $      1.5    $      3.2    $      2.7    $      7.5
                                                   ==========    ==========    ==========    ==========

RECONCILIATION OF EBITDA TO NET INCOME

EBITDA (1)                                         $     19.1    $     11.7    $     36.8    $     26.1
         Interest Expense, Net                            0.0          (0.1)         (0.1)         (0.2)
         Depreciation and Amortization                   (4.0)         (3.8)         (7.9)         (7.4)
         Income taxes                                     0.0           0.0           0.0           0.0
                                                   ----------    ----------    ----------    ----------
Net Income                                         $     15.1    $      7.8    $     28.8    $     18.5
                                                   ==========    ==========    ==========    ==========

                         NORTHERN BORDER PARTNERS, L.P.

                           SUMMARY SEGMENT INFORMATION
                                   (Unaudited)

                                                         SECOND QUARTER         YEAR TO DATE
                                                       2005          2004        2005          2004
                                                 ----------    ----------  ----------    ----------
COAL SLURRY PIPELINE SEGMENT

Operating Results:
         Tons of Coal Shipped (In Thousands)          1,102           975       2,384         2,129


Financial Results (In Millions):
Operating Revenue                                $      5.8    $      5.4  $     12.0    $     10.8
                                                 ----------    ----------  ----------    ----------
Operating Expenses
         Operations and Maintenance                     3.5           3.3         7.5           6.6
         Depreciation and Amortization                  1.0           0.8         1.9           2.1
         Taxes Other Than Income                        0.1           0.2         0.4           0.4
                                                 ----------    ----------  ----------    ----------
         Total Operating Expenses                       4.6           4.3         9.8           9.1
                                                 ----------    ----------  ----------    ----------
Operating Income                                        1.2           1.1         2.2           1.7

Other Income                                            0.0           0.0         0.0           0.0
                                                 ----------    ----------  ----------    ----------
Income Before Income Taxes                              1.2           1.1         2.2           1.7
Income Taxes                                            0.1           0.2         0.3           0.2
                                                 ----------    ----------  ----------    ----------
Net Income                                       $      1.1    $      0.9  $      1.9    $      1.5
                                                 ==========    ==========  ==========    ==========
EBITDA (1)                                       $      2.2    $      1.9  $      4.1    $      3.8
                                                 ==========    ==========  ==========    ==========

RECONCILIATION OF EBITDA TO NET INCOME

EBITDA (1)                                       $      2.2    $      1.9  $      4.1    $      3.8
         Depreciation and Amortization                 (1.0)         (0.8)       (1.9)         (2.1)
         Income taxes                                  (0.1)         (0.2)       (0.3)         (0.2)
                                                 ----------    ----------  ----------    ----------
Net Income                                       $      1.1    $      0.9  $      1.9    $      1.5
                                                 ==========    ==========  ==========    ==========

                         NORTHERN BORDER PARTNERS, L.P.

                  RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
                (Unaudited: In Millions Except Per Unit Amounts)

RECONCILIATION OF EBITDA TO NET INCOME - PROJECTED 2005

                                                                Projected 2005
                                                              -----------------
                                                               Low        High
                                                              -----      -----
EBITDA                                                        $ 352      $ 362
Minority Interest                                             $ (45)     $ (47)
Interest Expense, Net                                         $ (86)     $ (88)
Depreciation and Amortization Expense                         $ (87)     $ (89)
Income Taxes                                                  $  (2)     $  (4)
                                                              =====      =====
Net Income*                                                   $ 132      $ 135
                                                              =====      =====

*The reconciliation of EBITDA and Net Income does not total due to use of ranges for the various components of the reconciliation.

RECONCILIATION OF EBITDA TO DISTRIBUTABLE CASH FLOW - PROJECTED 2005

                                                            Projected 2005
                                                           -----------------
                                                            Low        High
                                                           -----      -----
EBITDA (from above)                                        $ 352      $ 362
Interest Expense, Net                                      $ (86)     $ (88)
Maintenance Capital                                        $ (36)     $ (39)
Distributions to Minority Interest                         $ (58)     $ (60)
Other                                                      $  (2)     $  (3)
                                                           =====      =====
Distributable Cash Flow**                                  $ 174      $ 178
                                                           =====      =====
Distributable Cash Flow per Unit                           $3.52      $3.59
                                                           =====      =====

**The reconciliation of EBITDA and Distributable Cash Flow does not total due to use of ranges for the various components of the reconciliation.